Exhibit 10.2


                             EMPLOYMENT AGREEMENT

           EMPLOYMENT AGREEMENT (the "Agreement"),  dated as of March 28, 2003,

between ANNTAYLOR STORES CORPORATION,  a Delaware  corporation (the "Company"),

and Jerome Jessup (the "Executive").



           WHEREAS,  the Company  desires to provide for the  employment of the

Executive  with the Company  and the  Executive  wishes to become so  employed,

all in accordance with the terms and conditions provided herein;



           NOW, THEREFORE,  in consideration of the premises and the respective covenants and agreements of the parties herein  contained,  and intending to be legally bound hereby, the parties hereto agree as follows:



     1. Employment. The Company hereby agrees to employ the Executive, and
        ----------
the  Executive  hereby  agrees  to be  employed  by and to  serve  the  Company,

effective as of May 1, 2003 (the "Effective  Date"), on the terms and conditions set forth herein.



     2. Term. The term of this Agreement shall commence as of the Effective Date
        ----
and will end on the third anniversary of the Effective Date; provided,  however,

that  commencing on the third  anniversary of the Effective  Date, and each such

anniversary   thereafter,   the  term  of  the  Executive's   employment   shall

automatically be extended for one additional year, unless, no later than 90 days prior to such anniversary,  either party shall have given notice (a "Non-Renewal

Notice")to the other that it does not wish to extend this Agreement.  References hereinafter to the "Term" of this Agreement shall refer to both the initial term and any extended term of the Agreement hereunder.  Notwithstanding expiration of the Term or other  provisions  that survive by their intent,  the  provisions of

Sections 4, 7 and 8 hereof shall continue in effect.



     3. Position and Duties.  The Executive shall serve as Senior Executive Vice
        -------------------
President,  Merchandising  and Design -  AnnTaylor  Stores,  and shall have such responsibilities, duties and authority consistent with such position as may from time to time be  determined by the Chief  Executive  Officer of the Company (the

"CEO").  The Executive  shall devote  substantially  all of his working time and efforts to the business and affairs of the Company.  The Executive  shall report directly to the CEO or his designee who shall be a senior  executive  officer of the Company.




     4.  Indemnification.  To  the  fullest  extent  permitted  by law  and  the
         ---------------
Company's  certificate of incorporation and by-laws, the Company shall indemnify the Executive for all amounts (including, without limitation,  judgments, fines,

settlement payments,  losses,  damages, costs and expenses (including reasonable attorneys' fees))  incurred  or  paid  by  the  Executive in connection with any
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


action,  proceeding,  suit or  investigation  arising  out of or relating to the performance  by the  Executive of services  for, or acting as a fiduciary of any employee  benefit  plans,  programs  or  arrangements  of  the  Company  or as a director,  officer or employee of, the Company or any  subsidiary  thereof.  The

Executive  shall be covered by the Company's D&O insurance  policy in accordance with its terms, as in effect from time to time.



     5.    Compensation and Related Matters.
           ---------------------------------

      (a) Annual Compensation.


          (i) Base  Salary.  During  the  period of the  Executive's  employment
              ------------
     hereunder,  the Company shall pay to the Executive an annual base salary at a rate not less than  $725,000,  such salary to be paid in conformity  with the Company's policies relating to salaried  employees.  This salary may be

     (but is not required to be) increased from time to time,  subject to and in accordance with the annual executive  performance  review procedures of the

     Company.



          (ii)  Annual  Bonus.  During  the  period  of  Executive's  employment
                -------------
     hereunder,  the Executive shall be eligible to participate in the Company's annual bonus plan as in effect from time to time,  and shall be entitled to receive such amounts (a "Bonus") as may be authorized, declared and paid by the  Company  pursuant  to the terms of such plan.  The  Company  currently maintains a  Management  Performance  Compensation  Plan (the  "Performance

     Plan") pursuant to which it pays performance bonus  compensation to certain of its  executives  and  employees.  It is agreed that the Executive  shall participate in the Performance Plan. The Executive's Performance Percentage

     (as that term is defined in the  Performance  Plan) shall be established at

     60% per annum during the Term,  provided that with respect to the Company's

     2003 fiscal year, the Executive's bonus under the Performance Plan shall be prorated  from  the  Effective  Date,  and  shall  be  at  least  $200,000,

     regardless of whether the performance objectives under the Performance Plan are achieved.  The Executive  shall also  participate in the Long Term Cash

     Incentive  Compensation Plan currently  maintained by the Company,  and his

     Target  Award (as  defined  in such  plan)  shall be 40%.  The  Executive's payment  under the Long  Term Cash  Incentive  Compensation  Plan  shall be prorated from the Effective Date.



     As soon as practicable after the Effective Date, but in no event later than seven days after the Effective Date, the Company will pay the Executive $150,000

(the "Signing  Bonus"),  provided that the Employee will be required to pay back the entire Signing Bonus in the event he  voluntarily  terminates his employment hereunder prior to the second  anniversary of the Effective Date (other than for

"Good Reason",  as defined  below),  and to the extent the Employee fails to pay back any portion of the Signing Bonus as provided herein, the Company shall have the right to offset any other payments provided hereunder by such amount.

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


     (b) Stock Option. The Executive will be granted a time-vested non-qualified
         ------------
stock option to acquire 75,000 shares of the Company's  common stock  ("Shares")

under the Company's  2003 Equity  Incentive  Plan (the "2003 Plan"),  subject to

Compensation  Committee  approval of the grant and  shareholder  approval of the

2003  Plan.  The  exercise  price  shall be equal to the fair  market  value (as defined in the 2003 Plan) of a Share on the  Effective  Date.  The option  shall vest and become  exercisable  with respect to  one-third  of the Shares  subject thereto on each of the first three anniversaries of the Effective Date, provided the  Executive  has  remained  continuously  employed by the  Company  until the applicable  date  (except as provided in Section  6(e)(vi)  hereof).  The option granted hereunder shall contain such other terms and conditions as are set forth in the Company's  standard form of stock option agreements,  including,  but not limited  to,  accelerated  exercisability  upon the  occurrence  of a "change in control",  which  term shall  have the same  meaning  as the term  "Acceleration

Event,"  as defined in the 2003 Plan  (hereinafter  referred  to as a "Change in

Control").



     (c) Restricted Stock.
         ----------------


          (i) The Executive will be granted 23,334 time-vested restricted Shares

     (the "Time  Restricted  Shares") under the 2003 Plan on the Effective Date,

     subject to  Compensation  Committee  approval of the grant and  shareholder approval  of the 2003 Plan.  11,668  Shares of the Time  Restricted  Shares

     shall vest on, and be delivered to the Executive  promptly  following,  the first  anniversary  of the  Effective  Date,  and 5,833  Shares of the Time

     Restricted Shares shall vest on, and be delivered to the Executive promptly following, each of the second and third anniversaries of the Effective Date provided the  Executive has remained  continuously  employed by the Company
     --------
     until the  applicable  anniversary  date  (except  as  provided  in Section

     6(e)(v) hereof).



          (ii)  The  Executive  will  be  granted  11,666   performance   vested

     restricted Shares (the "Performance Restricted Shares") under the 2003 Plan on the Effective Date,  subject to Compensation  Committee  approval of the grant and shareholder  approval of the 2003 Plan. The Executive's rights to the Performance  Restricted Shares shall vest and the restrictions  thereon shall lapse as follows:




                (1)  5,833 Performance  Restricted Shares shall vest and become exercisable as of the second  anniversary of the Effective

                     Date if the  AnnTaylor  business  division  of the Company shall have  achieved  operating  profits  for fiscal  year

                     2004 of at  least  the  target  set  forth  in  Exhibit  A attached hereto; and



                (2)  5,833 Performance  Restricted Shares shall vest and become exercisable  as of the third  anniversary of the Effective

                     Date if the  AnnTaylor  business  division  of the Company shall have  achieved  operating  profits  for fiscal  year

                     2005 of at  least  the  target  set  forth  in  Exhibit  A attached hereto.

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


      Any Performance  Restricted  Shares that shall not have vested,  pursuant to  subparagraphs  (c)  (ii)  (1) and (2)  above as of  April  15,  2006  shall automatically be forfeited by the Executive.



                (iii)    The Company shall enter into a Restricted Stock Award

 Agreement  with the  Executive  for each of the  above  grants  of  restricted

Shares,  incorporating  the vesting  terms set forth above with respect to each such  grant,  and  otherwise  on the  terms  and  conditions  set  forth in the

Company's  standard form of restricted  stock award agreement,  including,  but not  limited  to,  accelerated  vesting  upon the  occurrence  of a  Change  in

Control.



     (d) Other  Benefits.  During  the  Executive's  employment  hereunder,  the
         ---------------
Executive shall be entitled to participate in all other employee  benefit plans,

programs and arrangements of the Company, as now or hereinafter in effect, which are  applicable  to  the  Company's  employees  generally  or to  its  executive officers,  as the case may be,  subject  to and on a basis  consistent  with the terms,  conditions  and  overall  administration  of such  plans,  programs  and arrangements;  provided,  however,  that the Executive  hereby  acknowledges and agrees that he will not  participate in the Company's  Special  Severance  Plan.

During the period of Executive's  employment  hereunder,  the Executive shall be entitled to participate in and receive any fringe benefits or perquisites  which may become  available to the Company's  executive  employees.



      (e) Vacations and Other Leaves.  The Executive shall be eligible for a
          --------------------------
 paid time off bank of 25 days per year and paid holidays and sick days, all as determined in accordance with applicable Company plans and policies.




     (f) Relocation;  Expenses. The Company will reimburse the Executive for his
         ---------------------
reasonable  relocation  expenses in  accordance  with the  Company's  relocation policy.  During the  Executive's  employment  hereunder,  the Executive shall be entitled  to receive  prompt  reimbursement  for all  reasonable  and  customary expenses incurred by the Executive in performing services  hereunder,  including all expenses of travel and accommodations while away from home on business or at the request of and in the service of the Company;  provided that,  such expenses
                                                   -------- ----
are incurred and accounted for in  accordance  with the policies and  procedures established by the Company.




     6. Termination. (a)   The   Executive's   employment   hereunder   may  be
        -----------
terminated   without   breach  of  this  Agreement  only  under  the  following

circumstances:



          (i) Death. The Executive's  employment  hereunder shall terminate upon
              -----
     his death.



          (ii) Cause.  The  Company may  terminate  the  Executive's  employment
               -----
     hereunder for "Cause".  For purposes of this  Agreement,  the Company shall have "Cause" to terminate the Executive's employment hereunder upon the (1)

     the  Executive's   conviction  for  the  commission  of  any  act  or  acts

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


     constituting  a felony  under  the laws of the  United  States or any state

     thereof,   (2)  action  by  the  Executive  toward  the  Company  involving dishonesty,  (3) the Executive's  refusal to abide by or follow  reasonable written  directions  of the Board of Directors  or the CEO,  which does not cease within ten business  days after such written  notice  regarding  such refusal has been given to the Executive by the Company, (4) the Executive's gross  nonfeasance  which  does not cease  within ten  business  days after notice  regarding such  nonfeasance  has been given to the Executive by the

     Company,  or (5) failure of the Executive to comply with the  provisions of

     Section 7 or 8 of this Agreement, or other willful conduct by the Executive which is  intended to have and does have a material  adverse  impact on the

     Company.



          (iii) Disability. If, as a result of the Executive's incapacity due to
                ----------
     physical or mental  illness,  the Executive shall have been absent from his duties  hereunder  on a  full-time  basis for the entire  period of six (6)

     consecutive  months,  and within thirty (30) days after  written  Notice of

     Termination  (as defined in Section  6(b) below) is given  (which may occur before  or  after  the end of such six (6)  month  period)  shall  not have returned to the performance of his duties  hereunder on a full-time  basis,

     the Executive's employment hereunder shall terminate for "Disability".



          (iv)  Termination  by the  Executive.  The Executive may terminate his
                ------------------------------
     employment hereunder for "Good Reason". For purposes of this Agreement, the

     Executive  shall have "Good Reason" to terminate his  employment  hereunder

     (1) upon a failure by the Company to comply with any material  provision of this  Agreement  which has not been cured  within ten  business  days after notice  of such  noncompliance  has  been  given  by the  Executive  to the

     Company,  (2) upon action by the Company  resulting in a diminution  of the

     Executive's  title or authority,  (3) upon the Company's  relocation of the

     Executive's  principal  place of  employment  outside  of the New York City metropolitan area, or (4) one year after a Change in Control.



     (b) Notice of Termination. Any termination of the Executive's employment by
         ---------------------
the Company or by the Executive  (other than  termination  under Section 6(a)(i)

hereof) shall be  communicated  by written  Notice of  Termination  to the other party  hereto in  accordance  with  Section  10  hereof.  For  purposes  of this

Agreement,  a "Notice of  Termination"  shall mean a notice which shall indicate the specific  termination  provision in this Agreement relied upon and shall set forth in reasonable detail the fact and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.



     (c)  Date of  Termination.  "Date  of  Termination"  shall  mean (i) if the
          --------------------
Executive's  employment is terminated by his death, the date of his death,  (ii)

in the event  that the Term  shall  expire as a result of a  Non-Renewal  Notice provided  by the Company to the  Executive,  the date of the  expiration  of the current Term,  and (iii) in each other case, the date specified in the Notice of

Termination;   provided  that,  if  within  thirty  days  after  any  Notice  of
               --------  ----
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


Termination is given,  the party  receiving such Notice of Termination  notifies the other party that a dispute exists  concerning the  termination,  the Date of

Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a binding and final arbitration award.



     (d) Termination Upon Death;  Disability;  for Cause;  Voluntary Termination
         -----------------------------------------------------------------------
other than for Good Reason.  If the  Executive's  employment  is  terminated  by
--------------------------
reason  of  Executive's  death  or  Disability,  by the  Company  for  Cause  or voluntarily by the Executive  other than for Good Reason,  the Company shall, as soon as practicable after the Date of Termination,  pay the Executive all unpaid amounts,  if  any,  to  which  the  Executive  is  entitled  as of the  Date  of

Termination  under  Section  5(a)  hereof  and  shall pay to the  Executive,  in accordance  with the terms of the applicable  plan or program,  all other unpaid amounts to which  Executive is then entitled under any  compensation  or benefit plan or program of the Company (collectively,  "Accrued Obligations"); upon such payment,  the Company shall have no further  obligations to the Executive  under this Agreement.



     (e) Termination Without Cause; Termination for Good Reason; Non-Renewal. If
         -------------------------------------------------------------------
the Company shall terminate the Executive's  employment  other than for Cause or the Executive shall terminate his employment for Good Reason or the Term expires as a result of a  Non-Renewal  Notice having been provided by the Company to the

Executive,  then,  subject to compliance with the provisions of Sections 7 and 8 hereof:



          (i) the Company  shall pay to the  Executive,  as soon as  practicable after the Date of Termination, the Accrued Obligations;



          (ii) (A) unless clause (B) below  applies,  then following the Date of

     Termination  and for the longer of twelve months  thereafter or the balance of the current  Term,  the Company  shall pay to the  Executive  monthly an amount  ("Severance  Payments")  equal to the  quotient of the  Executive's annual base salary at the rate in effect as of the Date of Termination (the

     "Base Salary"),  divided by the number 12 (minus any amounts payable to the

     Executive  during any such month as a  disability  benefit  under a Company paid plan), or (B) in the event the Date of Termination  occurs following a

     Change in Control,  then,  within five days after the Date of  Termination,

     the Company shall pay to the Executive in a lump sum an amount equal to the product of (X) the sum of the  Executive's  Base  Salary and the average of the total bonuses earned by the Executive, including bonuses paid under the

     Performance  Plan and the Company's Long Term  Incentive Cash  Compensation

     Plan, in the three fiscal years of the Company ended  immediately  prior to the Date of  Termination  (or, if higher,  in the three fiscal years of the

     Company ended immediately prior to the Change in Control) multiplied by (Y)

     two and one-half (2-1/2).  For purposes of this subsection (ii): (I) if the

     Date of  Termination  occurs prior to the occurrence of a Change in Control but during the  pendency of a Potential  Change in Control (as  hereinafter defined),  such  Date of  Termination  shall  be  deemed  to have  occurred following a Change in  Control,  and (II) a  "Potential  Change in Control"


                                       6
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


     shall be deemed to have  occurred  if the event set forth in any one of the following clauses shall have occurred:



               (1) the Company  enters into an agreement,  the  consummation  of which would result in the occurrence of a Change in Control;



               (2) the Company or any person (as  defined in Section  3(a)(9) of the Securities  Exchange Act of 1934, as amended (the "Exchange Act"),

          as modified and used in Sections 13(d) and 14(d) thereof (a "Person"),

          except  that such term shall not include (i) the Company or any of its subsidiaries,  (ii) a trustee or other  fiduciary  holding  securities under  an  employee  benefit  plan  of  the  Company  or  any  of  its

          affiliates,   (iii)  an  underwriter  temporarily  holding  securities

          pursuant  to an  offering of such  securities,  or (iv) a  corporation owned,  directly or indirectly,  by the stockholders of the Company in substantially  the same proportions as their ownership of stock of the

          Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;



               (3) any Person becomes the  beneficial  owner (as defined in Rule

          13d-3 under the Exchange Act),  directly or indirectly,  of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined  voting power of

          the  Company's  then   outstanding   securities   (not  including  the

          securities  beneficially  owned  by  such  Person  or  any  securities acquired directly from the Company); or



               (4) the  Board  adopts  a  resolution  to the  effect  that,  for purposes of this  subsection  (ii), a Potential  Change in Control has occurred.



The  pendency of a Potential  Change in Control  shall  immediately  cease upon the  adoption of a  resolution  of the  Company's  Board of  Directors  to that effect.  For purposes of this  Agreement,  the period during or with respect to which the  Executive is entitled to receive  payments  hereunder is referred to as the "Severance Period";



                    (iii) the Company  shall pay to the  Executive,  at the same time as bonuses  are paid to other  Company  executives,  a Bonus with  respect  to the  fiscal  year in which  occurs  the Date of

               Termination,  such Bonus to be based upon actual  performance for such  fiscal  year and pro rated to reflect the number of days in such fiscal year through and including  the Date of  Termination;

               and



                    (iv) The  Executive  shall  continue to be provided with the same medical and life insurance coverage (at the costs in effect,

               from time to time, for current  senior  employees of the Company)

               as  existed  immediately  prior to the Notice of  Termination  or

               Notice  of  Non-Renewal,  as the case may be,  such  coverage  to

               continue   throughout  the  period  with  respect  to  which  the


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



               Executive  is  entitled  to receive  Severance  Payments  (or, if clause (B) of Section 6(e)(ii)  applies,  for a period of two and one-half  years  following  the Date of  Termination);  provided,
                                                                       --------
               however,  that  benefits  otherwise  receivable  by the Executive
               -------
               pursuant to this Section  6(e)(iv) shall be reduced to the extent that benefits of the same type are received by or made  available to the  Executive  during  the  Severance  Period  (and  any such benefits  received by or made available to the Executive shall be reported to the Company by the Executive).;



                    (v) any outstanding  Time Restricted  Shares and Performance

               Restricted Shares shall become fully vested;



                    (vi) in the event that the Date of Termination  occurs prior to a Change in Control,  then (x) each  outstanding  Option shall vest and become  exercisable in accordance  with the schedule set forth in Section 5(b) hereof as if no  termination  of employment occurred  and such  Option  shall  terminate  90 days  after  the expiration of the Severance Period;



                    (vii) in the event that the Date of Termination occurs on or after a Change in Control,  then each  outstanding  Option  which became vested upon such Change in Control in accordance  with the terms of Sections  5(b) and (c) hereof  shall  terminate  90 days after the expiration of the Severance Period.



     (f) Gross-Up Payment.  In the event that any payment or benefit received or
         ----------------
to be received by the  Executive in  connection  with a Change in Control or the termination of the Executive's employment, whether such payments or benefits are received pursuant to the terms of this Agreement or any other plan,  arrangement or agreement  with the Company,  any person whose actions  result in a Change in

Control or any person  affiliated  with the  Company  or such  person  (all such payments and benefits  being  hereinafter  called  "Total  Payments"),  would be subject (in whole or part),  to the tax (the "Excise Tax") imposed under Section

4999 of the Internal Revenue Code of 1986, as amended (the "Code"),  the Company shall pay to the Executive such additional  amounts (the "Gross-Up  Payment") as may be necessary to place the Executive in the same after-tax  position as if no portion of the Total  Payments  had been subject to the Excise Tax. In the event that the Excise Tax is subsequently  determined to be less than the amount taken into account  hereunder,  the Executive shall repay to the Company,  at the time that the  amount of such  reduction  in Excise Tax is  finally  determined,  the portion  of the  Gross-Up  Payment  attributable  to such  reduction  (plus that portion of the  Gross-Up  Payment  attributable  to the Excise Tax and  federal,

state and local income tax imposed on the Gross-Up  Payment  being repaid by the

Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal,  state or local  income tax  deduction)  plus  interest on the amount of such  repayment at the rate provided in Section  1274(b)(2)(B)  of the

Code.  In the event that the Excise Tax is determined to exceed the amount taken into  account  hereunder  (including  by reason of any payment the  existence or amount of which cannot be determined at the time of the Gross-Up  Payment),  the

Company  shall make an  additional  Gross-Up  Payment in respect of such  excess

(plus any interest, penalties or additions payable by the Executive with respect

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


to such  excess)  at the  time  that  the  amount  of  such  excess  is  finally determined.  The Executive and the Company shall each reasonably  cooperate with the  other  in  connection  with  any  administrative  or  judicial  proceedings concerning  the  existence or amount of liability for Excise Tax with respect to the Total Payments.



     7.    Nonsolicitation; Noncompete.
           ----------------------------


     (a)  Subject to (c) below,  during  the period of  Executive's  employment,

during the period he is receiving  Severance Payments hereunder and, in the case where the  Executive's  employment  is  terminated  for  Cause or the  Executive voluntarily  terminates  his  employment  without Good  Reason,  for a period of twelve months  following  such  termination,  the  Executive  shall not initiate discussions  with any person who is then an  executive  employee  of the Company

(i.e.,  director  level or above) with the intent of soliciting or inducing such
 ---
person to leave his or her  employment  with a view toward joining the Executive in the pursuit of any business  activity  (whether or not such activity involves engaging  or  participating  in  a  Competitive  Business,  as  defined  below).

Notwithstanding  any other  provision of this Agreement to the contrary,  in the event the Executive fails to comply with the preceding  sentence,  all rights of the  Executive and his surviving  spouse or other  beneficiary  hereunder to any future  Severance  Payments,  Bonus payments and  continuing  life insurance and

medical   coverage  and  all  rights  with  respect  to  restricted   stock  and

exercisability of stock options shall be forfeited; provided that, the foregoing
                                                    -------- ----
shall not apply if such failure of  compliance  commences  following a Change in

Control.



     (b)  Subject  to (c) below,  as long as the  Executive  receives  Severance

Payments,  or in the case where the  Executive's  employment is  terminated  for

Cause or the  Executive  voluntarily  terminates  his  employment  without  Good

Reason, for a period of twelve months following such termination,  the Executive shall  not,  without  the  prior  written  consent  of the  Company,  engage  or participate  in any business which is "in  competition"  (as defined below) with the  business  of the Company or any of its 50% or more owned  affiliates  (such business being referred to herein as a "Competitive Business").  Notwithstanding any  other  provision  of this  Agreement  to the  contrary,  in the  event  the

Executive  fails to  comply  with the  preceding  sentence,  all  rights  of the

Executive and his surviving spouse or other beneficiary  hereunder to any future

Severance  Payments,  Bonus payments and  continuing  life insurance and medical coverage and all rights with respect to restricted stock and  exercisability  of stock options shall be forfeited;  provided that, the foregoing  shall not apply
                                   -------- ----
if such failure of compliance commences following a Change in Control.



     (c) In the event of a violation  of  paragraphs  7(a) or 7(b)  hereof,  the remedies of the Company shall be limited to (i) if such violation  occurs during the period of Executive's employment hereunder, termination of the Executive for

Cause  and the  associated  rights of the  Company  specified  herein  resulting therefrom,  (ii)  regardless of when such  violation  occurs,  forfeiture by the

Executive of the payments, benefits and other rights set forth in paragraphs (a)

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



and (b) above if and to the extent  provided in such  paragraphs,  and (iii) the right to seek injunctive relief in accordance with and to the extent provided in

Section 14 hereof.




     (d) For  purposes  hereof,  a business  will be "in  competition"  with the business of the Company or its 50% or more owned affiliates if (i) the Company's business with which the other business competes accounted for 20% or more of the

Company's  consolidated  revenues as of the end of its most  recently  completed fiscal year prior to the Date of Termination, and (ii) the entity (including all

50% or more owned  affiliates)  through  which the other  business is or will be operated  maintains a "women's  apparel"  business which  generated at least $50 million in revenue during the entity's most recently completed fiscal year ended prior to the date the Executive commences (or proposes to commence) to engage or participate in the other business. For purposes hereof,  "women's apparel" shall consist of dresses, jackets, pants, shorts, skirts, blouses, sweaters, T-shirts,

outerwear, footwear and accessories.



     (e)  Notwithstanding  the  foregoing,   the  Executive's  engaging  in  the

following  activities  shall not be construed as engaging or  participating in a

Competitive  Business:  (i) investment  banking;  (ii) passive ownership of less than 2% of any  class of  securities  of a public  company;  (iii)  engaging  or participating  in  noncompetitive  businesses of an entity which also operates a business  which is "in  competition"  with the  business  of the  Company or its affiliates;  (iv) serving as an outside  director of an entity which  operates a business  which is "in  competition"  with the  business  of the  Company or its affiliates,  so long as such  business  did not  account  for 10% or more of the consolidated  revenues  of  such  entity  as of the  end of  its  most  recently completed fiscal year prior to the date the Executive  commences (or proposes to commence) serving as an outside director;  (v) engaging in a business  involving licensing  arrangements so long as such business is not an in-house  arrangement for any  entity  "in  competition"  with  the  business  of the  Company  or its affiliates;  (vi)  affiliation  with an  advertising  agency,  and  (vii)  after cessation of employment,  engaging or  participating  in the "wholesale" side of the women's apparel  business,  which for purposes hereof shall mean the design,

manufacture  and sale of piece  goods and  women's  apparel to  unrelated  third parties,  provided  that if the  entity  for which the  Executive  so engages or participates  (including its affiliates)  also conducts a retail women's apparel business,  then effective upon the Executive's engaging or participating in such business,  all continuing  life insurance and medical  coverage  provided by the

Company  shall cease and all Severance  Payments  shall cease except for amounts representing the excess (if any) of the Executive's annual base salary hereunder

(at the rate in effect as of the Date of Termination)  over the executive's base salary  received  from such  entity  and its  affiliates,  which  amounts  shall continue to be paid by the Company for the  remainder of the period in which the

Executive is entitled to receive Severance  Payments  hereunder.  The exceptions contained in subparagraph (vii) above and subparagraph (iii) above to the extent covered  by  subparagraph  (vii)  shall  not be  applicable  if the  Executive's cessation of employment  is voluntary by the  Executive  without Good Reason and his new  engagement  or  participation  involves  "wholesale"  operations  which include or also  conduct  retail  sales of women's  apparel  other than  factory

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


outlet or discount stores to liquidate  unsold women's apparel of such wholesale operations.



     8.    Protection of Confidential Information.
           ---------------------------------------


     (a) The  Executive  acknowledges  that his  employment by the Company will,

throughout  the Term of this  Agreement,  involve  his  obtaining  knowledge  of confidential  information  regarding the business and affairs of the Company. In recognition of the foregoing, the Executive covenants and agrees that:



          (i) except in compliance  with legal process,  he will keep secret all confidential  matters of the Company  which are not otherwise in the public domain and will not  intentionally  disclose them to anyone  outside of the

     Company,  wherever  located  (other than to a person to whom  disclosure is reasonably  necessary or appropriate in connection  with the performance by

     Executive of his duties as an  executive  officer of the  Company),  either during or after the Term,  except  with the prior  written  consent  of the

     Board of Directors or a person authorized thereby; and



          (ii) he will  deliver  promptly to the Company on  termination  of his employment or at any other time the Company may so request,  all memoranda,

     notes, records, customer lists, reports and other documents (and all copies thereof)  relating to the business of the Company  which he obtained  while employed by, or  otherwise  serving or acting on behalf of, the Company and which he may then possess or have under his control.



     (b) Notwithstanding the provisions of Section 14 of this Agreement,  if the

Executive  commits a breach of the  provisions of Section  8(a)(i) or 8(a) (ii),

the Company shall have the right and remedy to have such provisions specifically enforced by any court having  equity  jurisdiction,  it being  acknowledged  and agreed that any such breach or threatened breach will cause  irreparable  injury to the Company and that money damages will not provide an adequate remedy to the

Company.



     9.    Successors; Binding Agreement.
           -----------------------------


     (a) Neither this Agreement nor any rights  hereunder shall be assignable or otherwise  subject  to  hypothecation  by the  Executive  (except  by will or by operation of the laws of intestate  succession)  or by the Company,  except that the Company will require any successor (whether direct or indirect, by purchase,

merger,  consolidation or otherwise) to all or substantially all of the business and/or  assets of the Company,  by agreement  in form and  substance  reasonably satisfactory  to the  Executive,  to expressly  assume and agree to perform this

Agreement  in the same manner and to the same  extent that the Company  would be required to perform it if no such  succession  had taken place.  As used in this

Agreement,  "Company"  shall mean the Company as herein  before  defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by

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


all the terms and provisions of this Agreement by operation of law.



     (b) This Agreement and all rights of the Executive hereunder shall inure to the  benefit  of and  be  enforceable  by  the  Executive's  personal  or  legal representatives,  executors,  administrators,  successors,  heirs,  devisees and legatees.  If the Executive  should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the  Executive's  devisee,  legatee,  or other  designee or, if there is no such designee, to the Executive's estate.



     10. Notice.  For the purposes of this Agreement,  notices,  demands and all
         ------
other  communications  provided  for in this  Agreement  shall be in writing and shall be deemed  to have  been  duly  given  when  personally  delivered  to the

Executive  or an  executive  officer  of the  Company,  mailed by United  States certified or registered mail,  return receipt  requested,  postage  prepaid,  or shipped by an overnight courier service, to the address as follows:



If to the Company:

                AnnTaylor Stores Corporation
                142 West 57th Street
                New York, New York  10019
                Attn:  General Counsel



If to the Executive:

                Jerome Jessup
                9 River Lane
                Westport, CT  06880



or to such  other  address  as a party  may  have  furnished  to the  other  in writing  in  accordance  herewith,  except  that  notices  of change of address shall be effective only upon receipt.



     11. Miscellaneous.  No provisions of this Agreement may be modified, waived
         -------------
or discharged  unless such waiver,  modification  or discharge is agreed to in a writing  signed by the  Executive  and such  officer  of the  Company  as may be specifically  designated  by the Board of  Directors.  No waiver by either party hereto at any time of any breach by the other  party  hereto  of, or  compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions

at  the  same  or  at  any  prior  or   subsequent   time.   No   agreements  or

representations,  oral or  otherwise,  express or implied,  with  respect to the subject  matter  hereof  have been made  either by party which are not set forth expressly in this  Agreement.  The validity,  interpretation,  construction  and performance of this Agreement  shall be governed by the laws of the State of New

York without regard to its conflicts of law principles.  All payments  hereunder

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


shall be  subject  to  applicable  Federal,  State  and  local  tax  withholding requirements.



     12.  Validity.  The  invalidity  or  unenforceability  of any  provision or
          --------
provisions of this Agreement shall not affect the validity or  enforceability of any other  provision  of this  Agreement,  which shall  remain in full force and effect.



     13.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
           ------------
counterparts,  each of which shall be deemed to be an original  but all of which together will constitute one and the same instrument.



     14. Arbitration.  Any dispute or controversy arising under or in connection
         -----------
with this  Agreement  shall be settled  exclusively  by  arbitration,  conducted before a panel of three  arbitrators  in New York  City in  accordance  with the rules of the American  Arbitration  Association then in effect.  Judgment may be entered on the  arbitrator's  award in any court having  jurisdiction;  provided
                                                                        --------
that, the Company shall be entitled to seek a restraining order or injunction in
----
any court of competent jurisdiction to prevent any continuation of any violation of the  provisions of Section 7 or 8 of the  Agreement and the Executive  hereby consents that such  restraining  order or injunction may be granted  without the necessity of the Company's posting any bond. Each party shall bear its own costs and expenses (including,  without limitation, legal fees) in connection with any arbitration proceeding instituted hereunder.



     15.  Representation.  The Executive  hereby  represents and warrants to the
          --------------
Company  that  (i)  the  execution  and  delivery  of  this  Agreement  and  the performance  of his  duties  hereunder  shall  not  constitute  a  breach  of or otherwise  violate any other  agreement to which he is a party or by which he is bound;  and  (ii)  he will  not use or  disclose  any  confidential  information obtained by him in  connection  with his former  employment  with respect to his duties and responsibilities hereunder.



     16. Entire  Agreement.  This Agreement,  sets forth the entire agreement of
         -----------------
the  parties  hereto in  respect  of the  subject  matter  contained  herein and supercedes  any  other  prior  agreements,  promises,  covenants,  arrangements,

communications,  representations or warranties,  whether oral or written, by any officer, employee or representative of any party hereto.



                          ANNTAYLOR STORES CORPORATION


                          By:    /s/ J. Patrick Spainhour
                                 -------------------------------------------
                                 Name: J. Patrick Spainhour
                                 Title: Chairman and Chief Executive Officer


                                 /s/ Jerome Jessup
                                 -------------------------------------------
                                 Jerome Jessup